Exhibit 5.1

Creative Global Technology Holdings Limited	D +852 3656 6054
E nathan.powell@ogier.com
D +852 3656 6023
E janice.chu@ogier.com

Reference: JTC/SWL/512299.00001

13 November 2026

Dear Sirs

Creative Global Technology Holdings Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the sale and offering (the Offering) of the following securities of the Company (the Securities):

(a)	up to 3,571,428 units (each a Unit, and together, the Units), each consisting of one Class A Ordinary Share (as defined below) or, in lieu thereof, one Pre-Funded Warrant, and one Warrant to purchase one Class A Ordinary Share;

(b)	up to 3,571,428 Class A Ordinary Shares included in the Units (the Offering Shares);

(c)	up to 3,571,428 Pre-Funded Warrants (the Pre-Funded Warrants);

(d)	up to 3,571,428 Warrants to purchase Class A Ordinary Shares (the Warrants);

(e)	up to 3,571,428 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants (the Pre-Funded Warrant Shares); and

(f)	up to 42,857,136 Class A Ordinary Shares issuable upon exercise of the Warrants at a zero exercise price (the Zero Exercise Price Warrant Shares, together with the Pre-Funded Warrant Shares, the Warrant Shares).

We are furnishing this opinion as Exhibit 5.1, Exhibit 8.1 and Exhibit 23.3 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents (as defined below). The headings herein are for convenience only and do not affect the construction of this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3010 0960 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 11 January 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the fourth amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 9 September 2026 (the Memorandum and Articles);

(c)	a certificate of good standing dated 4 November 2026 issued by the Registrar in respect of the Company (the Good Standing Certificate);

(d)	the register of directors of the Company as provided to us on 4 November 2026 (the Register of Directors);

(e)	the shareholder lists of the Company as provided to us on 10 November 2026 (the Register of Members, together with the Register of Directors, the Registers);

(f)

a copy of the written resolutions of all of the directors of the Company dated 12 November 2026 approving among others, the Company’s filing of the Registration Statement and the offer, sale and issuance of the Securities (the Board Resolutions);

(g)	a certificate dated 12 November 2026 as to certain matters of fact signed by a director of the Company (the Director’s Certificate); and

(h)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Director’s Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles is in full force and effect and has not been amended, varied, supplemented or revoked in any respect;

(f)

all copies of the Registration Statement are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked up to indicate changes, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect, have not been, and will not be rescinded or amended, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	the Units, as described in the Registration Statement will not be certificated or issued as stand-alone securities, and the Offering Shares (or the Pre-Funded Warrants in lieu thereof) and the Warrants comprised in the Units will be issued separately;

(i)	the Securities Purchase Agreement (as defined below), the Pre-Funded Warrants and the Warrants in the forms to be filed as exhibits to the Registration Statement (together, the Transaction Documents) will be duly executed and will be executed on behalf of the Company by a person or persons duly authorised to do so under the Board Resolutions;

(j)	each party to the Transaction Documents (other than the Company) has the capacity, power and authority to enter into, execute, unconditionally deliver and perform its obligations under such Transaction Documents, and will duly execute and unconditionally deliver them;

(k)	on each issue of Warrant Shares (including on any exercise by way of the zero exercise price option or cashless exercise), an amount not less than the aggregate par value of such Warrant Shares will have been paid up, whether in cash or by capitalisation of amounts standing to the credit of the Company’s share premium account or other reserves available for that purpose, in accordance with the Companies Act and the Memorandum and Articles;

(l)	at the time of each issue of Class A Ordinary Shares (including on each exercise of the Pre-Funded Warrants and the Warrants), the Company will have sufficient authorised but unissued Class A Ordinary Shares for issue;

(m)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company and none of the shares have been offered or issued to residents of the Cayman Islands;

(n)	the Company is, and after the allotment and issuance of the Securities will be, able to pay its liabilities as they fall due; and

(o)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

(b)	The authorised share capital of the Company is US$900,000 divided into 5,700,000,000 class A ordinary shares of par value of US$0.00015 each (the Class A Ordinary Shares) and 300,000,000 class B ordinary shares of par value of US$0.00015 each (the Class B Ordinary Shares).

Corporate Authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance and sale of the Securities under the Registration Statement.

Valid Issuance of Class A Ordinary Shares

(d)	The Class A Ordinary Shares included in the Units to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, when:

(i)	issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement, the Board Resolutions and the Memorandum and Articles; and

(ii)	such issuance of the Class A Ordinary Shares has been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(e)	The Class A Ordinary Shares underlying the Pre-Funded Warrants and the Warrants included in the Units to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company upon due exercise of the Pre-Funded Warrants and/or the Warrants in accordance with the terms set out in the Registration Statement, the Board Resolutions, the Pre-Funded Warrants, the Warrants and the Company’s then effective memorandum and articles of association;

(ii)	such Class A Ordinary Shares have been duly registered on the register of members of the Company as fully paid shares, and

(iii)	the Company has received, in respect of each such Class A Ordinary Share, consideration in an amount not less than the par value of such Class A Ordinary Share;

will be validly issued, fully paid and non-assessable.

Valid Issuance of the Pre-Funded Warrants

(f)	The Pre-Funded Warrants as may be issued in lieu of the Offering Shares included in the Units to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, will be validly issued when:

(i)	a securities purchase agreement relating to the offer and sale of the Offering Shares (or, in lieu thereof, the Pre-Funded Warrants) and the Warrants in the form filed as an exhibit to the Registration Statement (the Securities Purchase Agreement) shall have been duly authorised and validly executed and unconditionally delivered by the Company and the investors named therein; and

(ii)	the Pre-Funded Warrants in the form filed as an exhibit to the Registration Statement shall have been duly executed and delivered in accordance with the Registration Statement and the Securities Purchase Agreement upon payment of the consideration therefor provided therein.

Valid Issuance of the Warrants

(g)	The Warrants included in the Units to be offered and sold by the Company as contemplated by the Registration Statement have been duly authorised for issue and, will be validly issued when:

(i)	the Securities Purchase Agreement shall have been duly authorised and validly executed and unconditionally delivered by the Company and the investors named therein; and

(ii)	the Warrants in the form filed as an exhibit to the Registration Statement shall have been duly executed and delivered in accordance with the Registration Statement and the Securities Purchase Agreement upon payment of the consideration therefor provided therein.

Registration Statement - Taxation

(h)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will be vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

6.2	This opinion may be used only in connection with the offer and sale of the Securities and while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier